SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: October 12, 2004
(Date of Earliest Event Reported)

GREENBRIAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	0-8187 (Commission File No.)	75-2399477 (I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)

972-407-8400
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

     On October 12, 2004, Greenbriar Corporation (the “Company” or “GBR” or “Registrant”) entered into an Acquisition Agreement with four individuals, Ronald Finley, Jeffrey A. Finley, Bradford A. Phillips and Gene E. Phillips, pursuant to which GBR acquired in a stock-for-stock exchange all of the issued and outstanding equity interests of two privately-held corporations, Finley Equities, Inc., a Texas corporation (“FEINC”), and American Realty Management, Inc., a Nevada corporation (“ARM”) in exchange for 31,500 shares of GBR’s newly-designated Series J 2% Cumulative Preferred Stock, liquidation value $1,000 per share. FEINC and ARM each own an undivided one-half of the equity interest in Tacaruna B.V., a Netherlands company, which in turn directly owns 30% of CableTEL AD (formerly Cable Bulgaria AD), which does business as “CableTEL.” Tacaruna BV also owns 64% of the equity of Narisma Holdings Limited, a Cypress Company, which in turn owns the balance of 70% of CableTEL. Tacaruna BV also holds a right (presently scheduled to mature or expire October 31, 2004) to acquire the remaining 36% of the Narisma Holdings Limited outstanding stock for €7,000,000 (approximately $8,470,000 at today’s conversion rate). The result is that GBR through the acquisition indirectly owns and controls 74.8% of the equity interest in CableTEL.

     CableTEL is the largest cable television operator in Bulgaria, providing cable television services to approximately 11.5% of the Bulgarian market, or approximately 130,000 households in 20 cities. CableTEL is also a vertically-integrated communications company which provides in addition to cable television, telephony services (including voice-over IP), internet services, and fiberoptic connectivity to individual and commercial customers in the country of Bulgaria. CableTEL owns the only land-based fiberoptic network encircling the country of Bulgaria that offers this combination of services. CableTEL is currently the only company in Bulgaria licensed to provide the bundled services of telephone, internet access and cable television.

     Prior to this transaction, GBR had no material relationship with Ronald Finley, Jeffrey A. Finley or Bradford A. Phillips. Bradford A. Phillips is the son of Gene E. Phillips. Gene E. Phillips is an individual who has significant contact with and influence upon matters handled by Basic Capital Management, Inc., a Nevada corporation (“BCM”), International Health Products, Inc., a Nevada corporation (“IHPI”), TacCo Financial, Inc., a Nevada corporation (“TFI”) and its wholly-owned subsidiary, JRG Investment Co., Inc., a Nevada corporation (“JRGIC”). Gene E. Phillips, BCM, IHPI, TFI and JRGIC are all Reporting Persons who may be deemed to constitute a “Person” within the meaning of Section 13d of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which corporations are the owners of shares of Common Stock of GBR which are the subject of a Schedule 13D and amendments thereto filed on behalf of Mr. Phillips and such corporations with the Securities and Exchange Commission (the “Commission”). Reference is made to Amendment No. 5 to Statement on Schedule 13D for event date of August 18, 2004 on file with the Commission for a summary of the information contained therein. As of such date, IHPI owned 9.970 shares of Common Stock of GBR (approximately 1% of the outstanding), TFI owned 28,596 shares of Common Stock of GBR (approximately 2.93% of the outstanding) and JRGIC owned 156,886 shares of Common Stock of GBR (approximately 16.06% of the outstanding), which in the aggregate total 195,452 shares of Common Stock of GBR, or approximately 20% of the then issued and outstanding shares of Common Stock.

1

     The consideration given by GBR for the assets received was an aggregate of 31,500 shares of GBR’s newly-designated Series J 2% Cumulative Preferred Stock, liquidation value $1,000 per share. Such Preferred Stock has the right to receive cumulative cash dividends of $20 per share per annum, payable quarterly, payment of $1,000 per share in the event of dissolution, liquidation or winding up of GBR before any distribution is made by GBR to its common stockholders, optional redemption at any time after September 30, 2006, at a price of $1,000 per share plus cumulative dividends, no initial right of conversion into any other securities of GBR, and voting rights consisting of five votes per share voting together with all other classes of stock. The shares of Series J 2% Cumulative Preferred Stock are restricted in transfer, have not been registered under the Securities Act, and were issued to Jeffrey A. Finley, 1,575 shares (5%), Ronald Finley, 14,175 shares (45%), Bradford A. Phillips, 3,150 shares (10%) and Gene E. Phillips, 12,600 shares (40%). The Acquisition Agreement contains customary representations and warranties and covenants by the parties, but also requires, as soon as reasonably practicable and in no event later than September 30, 2005, that GBR present the transaction represented by the Acquisition Agreement, together with a proposed mandatory exchange of preferred stock for common stock to its current stockholders in accordance with the applicable requirements of the Commission and the American Stock Exchange, Inc. (“AMEX”) for a vote (or written consent by the requisite number) of stockholders to approve the transaction, including a mandatory exchange of all shares of preferred stock for shares of GBR’s Common Stock on the basis of 279 shares of Common Stock for each share of Series J 2% Cumulative Preferred Stock, which will result in an aggregate of 8,788,500 shares of Common Stock being issued to the four individuals (or their transferees), which shall then constitute at least 89% of the total issued and outstanding shares of Common Stock of GBR, all subject to the listing requirements with AMEX. In the event the stockholders of GBR do not approve by the requisite number of votes either the transaction covered by the Acquisition Agreement or the mandatory exchange of shares of Common Stock for shares of the Series J 2% Cumulative Preferred Stock, the holders of the Series J 2% Cumulative Preferred Stock have the option exercisable by all of them but not less than all of them at any time after September 30, 2005, until September 30, 2006 to either (a) rescind in full and revoke the transaction covered by the Acquisition Agreement by returning all 31,500 shares of Series J 2% Cumulative Preferred Stock to GBR upon which GBR shall deliver back to the four individuals all equity securities of any entity owning all of the ordinary shares and other securities of Tacaruna B.V. or of CableTEL, or (b) deliver to GBR all 31,500 shares of Series J 2% Cumulative Preferred Stock of GBR and receive in exchange therefor all of the ordinary shares and other securities of Tacaruna B.V. outstanding and owned by GBR such that the four individuals will become the owner and holder of all of the issued and outstanding securities of Tacaruna B.V., which in turn continues to own shares of CableTEL and shares of Narisma Holdings Limited.

Item 3.02. Unregistered Sales of Equity Securities

     On October 12, 2004, GBR issued the right to receive 31,500 shares of its newly-designated Series J 2% Cumulative Preferred Stock to four individuals pursuant to an Acquisition Agreement dated October 8, 2004. Each share of Series J 2% Cumulative Preferred Stock has a liquidation value of $1,000 per share, has a right to cumulative cash dividends of $20 per share per annum payable quarterly, has the right to payment of $1,000 per share in the event of dissolution, liquidation or winding up of the Company before any distribution is made by the Company to its common stockholders, optional redemption at any time after September 30, 2006 at a price of $1,000 per share plus cumulative dividends, no initial right to conversion into any other securities of the Company, and voting rights consisting of five votes per share of Series J 2% Cumulative

2

Preferred Stock outstanding voting together with all other classes of stock, all as set forth in the Certificate of Designations filed with the Secretary of State of Nevada. The distribution of the 31,500 shares of Series J 2% Cumulative Preferred Stock of GBR was made pursuant to the Acquisition Agreement described in Item 2.01 above, and such shares were issued without registration pursuant to the exemption afforded by Section 4(2) of the Securities Act. Such shares of Series J 2% Cumulative Preferred Stock may not be transferred by the holders except in transactions which are exempt from the registration requirements of the Securities Act.

Item 7.01. Regulation FD Disclosure

     On October 12, 2004, the Company issued a press release announcing the acquisition of assets and issuance of securities described until Items 2.01 and 3.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

     The information in this Form 8-K being furnished under Item 7.01 and Exhibit 99.1 under Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired.

     Financial Statements required by this Item will be filed by amendment not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

     (b) Pro Forma Financial Information.

     Pro Forma financial information required by this item will be filed by amendment not later than 71 calendar days after the initial report on Form 8-K is to be filed.

     (c) Exhibits.

     The following exhibits are filed herewith as exhibits or incorporated by reference as indicated below:

Exhibit
Designation	Description of Exhibit
3.4*	Certificate of Designations dated October 12, 2004, as filed with the Secretary of State of Nevada on October 13, 2004 (also an exhibit to 10.1 below).

10.1*	Acquisition Agreement dated October 12, 2004, among Greenbriar Corporation, Ronald Finley, Jeffrey A. Finley, Bradford A. Phillips and Gene E. Phillips (excluding exhibits and schedules).

99.1*	Press Release dated October 12, 2004.

*	Filed herewith.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: October 15, 2004.	GREENBRIAR CORPORATION
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and
Chief Executive Officer

4